UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2018

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 25, 2018, Opiant Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”) relating to the public offering (the “Offering”) of 705,882 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $17 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 105,882 shares of Common Stock. The Offering closed on September 27, 2018. The Underwriters notified the Company of the exercise in full of their option to purchase the additional shares on September 26, 2018, which is expected to close on September 28, 2018. The net proceeds to the Company from the Offering and the expected closing of the Underwriters' option, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $12.7 million.

The shares of Common Stock are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-220976) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 7, 2017, as supplemented by a preliminary prospectus supplement, dated September 24, 2018, and a final prospectus supplement, dated September 25, 2018, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On September 25, 2018, the Company issued a press release announcing pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

1.1	Underwriting Agreement, dated as of September 25, 2018, by and between Opiant Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

99.1	Press Release of Opiant Pharmaceuticals, Inc. dated September 25, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: September 27, 2018        By:    /s/ David O'Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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